Ply Gem Reports Third Quarter 2014 Results

Cary, NC (BUSINESS WIRE) November 7, 2014 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”) (NYSE: PGEM), a leading manufacturer of exterior building products in North America, today announced financial results for the quarter ended September 27, 2014.

Third Quarter 2014 Highlights

•	Total net sales for the third quarter increased 7.5% to $437.8 million.

•	Net sales in the Windows and Doors segment increased $14.2 million or 7.9%.

•	Net sales in the Siding, Fencing and Stone segment increased $16.2 million or 7.1%.

•	Operating earnings increased to $41.9 million compared to $30.9 million for the third quarter of 2013.

•	Adjusted EBITDA was $55.4 million compared to $48.3 million for the third quarter of 2013, a 14.6% increase.

•	Basic and fully diluted earnings per share of $0.32 compared to $0.25 for the third quarter of 2013.

“During the third quarter, we generated our strongest overall quarterly Adjusted EBITDA since 2009,” said Gary E. Robinette, Ply Gem’s President and CEO. “Overall, we continue to demonstrate improvement in our operating performance and remain focused on our strategic priorities to drive profitable growth with further gross profit improvements and increases in adjusted EBITDA. While near-term market conditions continue to be choppy, we remain positive about the long-term recovery for the housing industry and our ability to take advantage of the market as it improves given our progress on our strategic initiatives and our recent acquisition of Simonton."
Commenting on the current quarter results, Shawn K. Poe, Ply Gem’s Vice President and Chief Financial Officer added, "In the third quarter, we reported financial improvements within both of our business segments. Our Windows and Doors segment net sales grew 7.9% and gross profit increased 43.5% in the third quarter. Our Siding, Fencing and Stone segment net sales grew 7.1% and gross profit increased 8.4% in the third quarter. These net sales increases and continued operating performance improvement by our US Windows business resulted in our Adjusted EBITDA improving by $7.0 million or 14.6% as compared to the prior year.”
Third Quarter 2014 Financial Results
Net sales increased $30.4 million or 7.5% to $437.8 million compared to $407.4 million for the third quarter of 2013. Our Simonton acquisition, which was completed on September 19, 2014, impacted net sales by approximately $7.2 million during the quarter ended September 27, 2014. The remaining increase related to improvement in the base business quarter to quarter.
Gross profit margin was 22.5% which represented an increase of 180 basis points from the third quarter of 2013. The improvement in gross profit margin was driven by an increase in average selling prices as well as improved operating efficiencies in our U.S. Windows and Doors business that resulted from our management driven strategic initiatives.
Operating earnings were $41.9 million, an increase of $11.0 million from the third quarter of 2013 reflecting improved operating performance across our business partially offset by integration and restructuring costs for our Western Canadian businesses related to the consolidation of two separate manufacturing facilities into a single facility.
Adjusted EBITDA was $55.4 million compared to $48.3 million in the third quarter of 2013. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Siding, Fencing and Stone
Siding, Fencing and Stone's net sales totaled $244.4 million, up $16.2 million, or 7.1%, compared to $228.2 million in the third quarter of 2013. Net sales were primarily impacted by increased unit sales resulting from improved market conditions following weak demand in the first six months of the year that resulted from the severe and prolonged winter weather, as well as, higher selling prices for our products which were raised in response to increases in raw material costs.

Gross profit for the quarter ended September 27, 2014 increased $5.3 million or 8.4%, compared to the quarter ended September 28, 2013. Gross profit margin for the quarter ended September 27, 2014 was 28.1% an increase of 40 basis points from the 27.7% for the third quarter of 2013. The margin improvement was largely a result of cost savings that have been realized in our Mitten business which was acquired in May 2013.

Windows and Doors
Windows and Doors' net sales totaled $193.4 million, up $14.2 million, or 7.9%, compared to $179.2 million in the third quarter of 2013. The net sales increase was primarily caused by higher selling prices for our window products derived from price increases that we have implemented and favorable product mix that resulted from a higher proportion of our window sales being derived from our vinyl windows which typically carry a higher selling price than our aluminum windows.

Gross profit margin was 15.5% for the quarter ended September 27, 2014, increasing 380 basis points from 11.7% for the quarter ended September 28, 2013, reflecting increased selling prices and operational improvements in our U.S. window business, partially offset by manufacturing inefficiencies in Western Canada associated with consolidating our operations into a single manufacturing site.

Outlook
“While the pace of recovery in the U.S. single-family housing starts has been much slower than prior market forecasts, we believe the long-term outlook for the U.S. housing market remains positive. I continue to be pleased with the improvement that we are seeing in the operating performance of our U.S. window and door business and excited about the strategic opportunities that our recent Simonton acquisition will provide to the Company. Although we have experienced some near-term challenges with the integration and restructuring costs associated with the consolidation of our Western Canadian operations into a single manufacturing site, I remain confident in our ability to achieve meaningful cost savings and synergies from our 2013 acquisitions,” stated Mr. Robinette.

Webcast
Ply Gem management will host a webcast today, Friday, November 7, 2014 at 10:00 a.m. Eastern to discuss third quarter results. To access the webcast, visit www.plygem.com and click on Investor Relations. The webcast link will be available under “Upcoming Events” as well as "Events & Presentations". If internet access is not available, please dial 877-201-0168, participant passcode 17762307. International participants, please dial 647-788-4901, participant passcode 17762307. A replay of the call will be available on our website through December 7th.

About Ply Gem
Ply Gem is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and mouldings, vinyl fencing and railing, stone veneer and gutterware, used in both new construction and home repair and remodeling in the United States and Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Mitten®, Cellwood®, Georgia-Pacific Vinyl Siding and Accessories, Durabuilt®, Ply Gem® Stone, Ply Gem® Trim and Mouldings, Ply Gem® Fence and Railing, Ply Gem® Shutters and Accents, Leaf Relief®, Leaf Logic™, and Monticello® Columns. Ply Gem windows and patio door brands include Ply Gem® Windows, Simonton® Windows, Mastic® Replacement Windows, Ply Gem® Canada, and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Additionally, Ply Gem distributes a wide-variety of exterior building products including stone veneer, fencing, railing, windows, doors and architectural accents via export globally and offers installation services in western Canada under the Gienow® Renovations by Ply Gem brand. Ply Gem employs approximately 8,900 associates across North America. Visit www.plygem.com for more information.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives may contain certain statements that are not historical facts, including information concerning possible or assumed future results of our operations. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed in or implied by our forward-looking statements, including: the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic and business conditions, conditions affecting the industries we serve and our customers, the rate of sales growth, availability of labor force and efficiencies, product liability claims, our high degree of leverage and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of the Company’s control and all of these factors are difficult or impossible to predict accurately. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(Amounts in thousands, except share and per share data)	September 27, 2014	September 28, 2013

Net sales	$437,848	$407,426
Cost of products sold	339,259	323,258
Gross profit	98,589	84,168
Operating expenses:
Selling, general and administrative expenses	51,355	47,597
Amortization of intangible assets	5,307	5,651
Total operating expenses	56,662	53,248
Operating earnings	41,927	30,920
Foreign currency loss	(766)	(376)
Interest expense	(16,300)	(22,045)
Interest income	18	285
Tax receivable agreement liability adjustment	(13,988)	6,669
Income before benefit for income taxes	10,891	15,453
Benefit for income taxes	(10,514)	(1,442)
Net income	$21,405	$16,895
Net income attributable to common shareholders per share:
Basic	$0.32	$0.25
Diluted	$0.32	$0.25
Weighted average shares outstanding:
Basic	67,844,546	67,120,389
Diluted	67,944,470	68,244,727

	For the nine months ended
(Amounts in thousands, except share and per share data)	September 27, 2014	September 28, 2013

Net sales	$1,116,524	$1,032,663
Cost of products sold	890,717	832,389
Gross profit	225,807	200,274
Operating expenses:
Selling, general and administrative expenses	156,391	131,162
Amortization of intangible assets	15,841	14,575
Initial public offering costs	—	23,527
Total operating expenses	172,232	169,264
Operating earnings	53,575	31,010
Foreign currency loss	(517)	(755)
Interest expense	(52,065)	(70,605)
Interest income	64	359
Tax receivable agreement liability adjustment	(14,419)	(1,474)
Loss on modification or extinguishment of debt	(21,364)	(18,948)
Loss before provision (benefit) for income taxes	(34,726)	(60,413)
Provision (benefit) for income taxes	(15,933)	1,676
Net loss	$(18,793)	$(62,089)
Basic and diluted net loss attributable to common shareholders per share	$(0.28)	$(1.08)
Basic and diluted weighted average shares outstanding	67,807,801	57,538,917

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 5 has been derived from the December 31, 2013 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of September 27, 2014, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), non-cash loss (gain) on modification or extinguishment of debt, restructuring and integration expenses, acquisition costs, customer inventory buybacks, tax receivable liability adjustments, impairment charges, litigation settlements, amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, initial public offering costs, and management fees paid under our advisory agreement with an affiliate of CI Capital Partners. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the Company's senior secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	September 27, 2014	September 28, 2013
Net income	$21,405	$16,895
Interest expense, net	16,282	21,760
Benefit for income taxes	(10,514)	(1,442)
Depreciation and amortization	11,378	12,097
Non cash loss on foreign currency transactions	766	376
Acquisition costs	664	150
Customer inventory buybacks	306	2,503
Restructuring/integration expense	1,067	1,529
Non cash charge of purchase price allocated to inventories	38	1,132
Tax receivable agreement liability adjustment	13,988	(6,669)
Adjusted EBITDA	$55,380	$48,331

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the nine months ended
	September 27, 2014	September 28, 2013
Net loss	$(18,793)	$(62,089)
Interest expense, net	52,001	70,246
Provision (benefit) for income taxes	(15,933)	1,676
Depreciation and amortization	33,916	32,983
Non cash loss on foreign currency transactions	517	755
Acquisition costs	664	1,490
Management fee (terminated in May 2013)	—	410
Customer inventory buybacks	788	4,675
Restructuring/integration expense	4,238	5,348
Non cash charge of purchase price allocated to inventories	38	2,015
Initial public offering costs	—	23,527
Litigation settlement	5,000	—
Tax receivable agreement liability adjustment	14,419	1,474
Loss on modification or extinguishment of debt	21,364	18,948
Adjusted EBITDA	$98,219	$101,458

3.	Operating segment results for the three and nine months ended September 27, 2014 and September 28, 2013 are as follows:

	For the three months ended
(Amounts in thousands)	September 27, 2014		September 28, 2013
Net sales
Siding, Fencing and Stone	$244,416	56%	$228,214	56%
Windows and Doors	193,432	44%	179,212	44%
	$437,848	100%	$407,426	100%
Gross profit
Siding, Fencing and Stone	$68,587	28%	$63,255	28%
Windows and Doors	30,002	16%	20,913	12%
	$98,589	23%	$84,168	21%

Operating earnings (loss)
Siding, Fencing and Stone	$44,756	18%	$39,476	17%
Windows and Doors	3,773	2%	(4,489)	(3)%
Unallocated	(6,602)	(2)%	(4,067)	(1)%
	$41,927	10%	$30,920	8%

	For the nine months ended
(Amounts in thousands)	September 27, 2014		September 28, 2013
Net sales
Siding, Fencing and Stone	$609,419	55%	$565,010	55%
Windows and Doors	507,105	45%	467,653	45%
	$1,116,524	100%	$1,032,663	100%
Gross profit
Siding, Fencing and Stone	$160,894	26%	$152,471	27%
Windows and Doors	64,913	13%	47,803	10%
	$225,807	20%	$200,274	19%

Operating earnings (loss)
Siding, Fencing and Stone	$89,484	15%	$92,998	16%
Windows and Doors	(17,793)	(4)%	(22,549)	(5)%
Unallocated	(18,116)	(2)%	(39,439)	(4)%
	$53,575	5%	$31,010	3%

4.	Long-term debt amounts in the selected balance sheets at September 27, 2014 and December 31, 2013 consisted of the following:

	September 27, 2014	December 31, 2013
(Amounts in thousands)

Senior secured asset based revolving credit facility	$20,000	$—
6.50% Senior notes due 2022, net of
unamortized early tender premium and
discount of $52,442 and $0, respectively	597,558	—
Term Loan Facility due 2021, net of
unamortized early tender premium and
discount of $33,658 and $0, respectively	395,267	—
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $0 and $30,426, respectively	—	725,574
9.375% Senior notes due 2017, net of
unamortized discount of $0 and $4,546, respectively	—	91,454
	$1,012,825	$817,028
Less current portion of long-term debt	(4,300)	—
	$1,008,525	$817,028

5. The following is a summary of selected balance sheet amounts at September 27, 2014 and December 31, 2013:

	September 27, 2014	December 31, 2013
(Amounts in thousands)

Cash and cash equivalents	$26,782	$69,801
Accounts receivable, less allowances	278,138	140,062
Inventories	175,707	135,470
Prepaid expenses and other current assets	20,502	23,214
Property and equipment, net	160,569	111,647
Intangible assets, net	155,006	110,012
Goodwill	450,618	420,228
Accounts payable	116,976	82,981
Payable to related parties pursuant to tax receivable agreement- non-current	26,042	11,623
Long-term debt	1,008,525	817,028
Stockholders' deficit	(73,456)	(51,996)

Ply Gem Holdings, Inc.
Investor Relations Contact:
investors@plygem.com
919-677-3901